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                                                                   Exhibit 10.37


                               SUBLEASE AGREEMENT

         This Sublease Agreement (the "SUBLEASE AGREEMENT"), dated as of November 26, 2001, is by and between MARKETSOURCE, INC. (the "TENANT") and ALLOY ACQUISITION SUB, INC. (the "Sublessee").

         WHEREAS, Tenant and MARTIN D. LEVINE (the "LANDLORD") are parties to that certain Lease Agreement, dated as of _______ (the "LEASE"), whereby Tenant rents approximately 12,000 square feet of space from Landlord (the "PREMISES") in the building commonly known as 2 Commerce Drive, Cranbury, NJ (the "BUILDING");

         WHEREAS, Tenant wished to sublease the Premises to Sublessee, and Sublessee wishes to sublease the Premises from Tenant.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. In consideration of the covenants herein contained on the part of Sublessee to be kept and performed, Tenant does hereby demise and lease unto Sublessee that portion of the Building containing approximately 12,000 rentable square feet of space, as delineated on the plan annexed hereto and identified as "Exhibit A" (the "SUBLET PREMISES"). Sublessee shall use and occupy Sublet Premises for warehouse space. Sublessee shall be entitled to use the Building parking spaces.

2. Tenant warrants and represents that the Lease is in full force and effect, and that there exists no event of default on the Tenant's part thereunder, nor (to Tenant's best knowledge) does there exist any event or circumstance which, with the passage of time or the giving of notice, or both, would constitute an event of default. By its execution hereof, Landlord consents to the execution of this Sublease by Tenant and Sublessee; PROVIDED, HOWEVER that such consent shall not be deemed to grant to Sublessee any rights or privileges greater than or different from those granted to Tenant by the Lease, nor shall Landlord be required to deal directly with Sublessee. To the best knowledge of Tenant, no other consents are required to entitle Tenant to enter into and perform this Sublease. Except as otherwise specifically set forth herein, the Lease, as amended, is hereby incorporated herein in its entirety as if fully set forth herein.

3. The term of this Sublease initially shall commence on November 26, 2001 and end on January 31, 2002 (the "TERM"). Thereafter, the term of this Sublease shall be extended on a month-to-month basis unless either party delivers to the other written notice of termination on or prior to the 30th day prior to the start of the the next monthly period.

4. Sublessee shall pay to Tenant, in a timely manner pursuant to the terms of the Lease, the Rental Payments. For purposes of this Sublease, the Rental Payments shall be:

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--------------------------------------------------------------------------------
            PERIOD                   ANNUAL BASE RENTAL     MONTHLY BASE RENTAL
--------------------------------------------------------------------------------
Date hereof - January 31, 2002           $     0.00             $    0.00
--------------------------------------------------------------------------------
January 31, 2002-termination             $72,000.00             $6,000.00
--------------------------------------------------------------------------------


5. The Sublet Premises are demised and let to Sublessee in their existing condition, provided that Tenant shall deliver to Sublessee a copy of the Certificate of Use and Occupancy issued by the Township of South Brunswick, New Jersey for the Sublet Premises. Tenant represents that, to the best of its knowledge, all systems and equipment located in or serving the Sublet Premises are in good working order and condition and that all of the construction work to have been performed by the Landlord under the Lease has been completed as required therein. Tenant also represents and warrants to Sublessee that the Sublet Premises, in their existing state, do not violate any applicable building code regulation or ordinance. If it is determined that this warranty has been violated, then it shall be the obligation of Tenant, after written notice from Sublessee, to promptly, at Tenant's sole cost and expense, rectify any such violation.

6. Tenant shall be solely responsible for all payments or other obligations owed to Landlord pursuant to the Lease, as amended.

7. Notwithstanding anything to the contrary contained in this Sublease, it is understood and agreed that any and all external maintenance and all utilities (collectively, the "BUILDING SERVICES") to be made and/or furnished to the Sublet Premises by or on behalf of Landlord pursuant to any provisions of the Lease, as amended, will be furnished by or on behalf of Landlord directly to Sublessee and not by Tenant to Sublessee.

8. Sublessee shall maintain and keep the Sublet Premises in good working order.

9. Sublessee's share of taxes for the Sublet Premises for the initial tax year during the Term shall be pro-rated between Tenant and Sublessee over the period in respect of which such taxes are payable based on the number of days of such taxable period during which Tenant is subleasing the Premises to Sublessee hereunder over the number of days in such taxable period.

10. This Sublease Agreement may not be assigned by Sublessee, in whole or in part, without the prior written consent of Tenant and Landlord, which consent will not be unreasonably withheld, conditioned or delayed. This Sublease shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

11. This Sublease supersedes all prior agreements and understandings of, and constitutes the entire agreement between, the parties hereto with respect to the subject matter hereof and cannot be modified or amended except in a writing expressly referring hereto signed by the party to be bound thereby.

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12. The failure of either party hereto to enforce any provision of this
Sublease, or to restrict its performance hereunder to its obligations stated herein shall not be construed as a waiver or modification of any provision hereof nor shall it constitute a forfeiture by that party of any rights to future enforcement of, or performance in accordance with any provisions of this Sublease.

13. So long as Sublessee shall timely make the payments required of it hereunder, Tenant agrees to make timely all payments required to be made under the Lease, as amended. Each party hereto agrees to refrain from doing or causing to be done, or suffering or permitting to be done, any thing or act which could constitute a default under the Lease, as amended, or the rights granted under the Lease, as amended, to be canceled or terminated, forfeited or surrendered. Each party agrees that it will indemnify the other against any direct loss, liability, and expense (including, without limitation, reasonable attorney's fees and costs) arising out of any default under the Lease, as amended, caused by the indemnifying party. Tenant hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents due and to become due under the Sublease. Tenant agrees that Sublessee shall have the right to rely upon any such statement and request from Landlord, and the Sublessee shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary and Tenant shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

14. Within three (3) days after receipt by Tenant, Tenant shall deliver to Sublessee any notices of default, statements, bills and/or invoices Tenant receives from Landlord under the Lease to the extent Sublessee is responsible therefor or such notices, statements, etc. reasonably could affect Sublessee or the Sublet Premises.

15. Whenever the consent or approval of Landlord is obtained by Sublessee (as may be required under the Lease) such consent shall also be deemed to be the consent or approval of Tenant. Sublessee agrees to send to Tenant copies of all requests by Sublessee for Landlord's consent or approval and copies of any consent or approvals received from Landlord.

16. Neither Tenant nor Sublessee shall be liable to the other for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. "Force Majeure" means any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, terrorist act or any other circumstance or event beyond its reasonable control.

17. This Sublease shall not create and shall not be construed to create any relationship of agency, partnership or employment between Tenant and Sublessee, which shall remain independent parties.

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18. This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. This Agreement and the transactions herein contemplated shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to its conflicts of laws provisions. The parties hereto have participated fully in the negotiation and preparation of this Agreement and, accordingly, this Agreement shall not be more strictly construed against one party.


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         IN WITNESS WHEREOF, the parties hereto have caused this Sublease
Agreement to be executed on its behalf as of the day and year first above written.



                                                MARKETSOURCE, INC.


                                                By: /s/ Martin D. Levine
                                                   -----------------------------
                                                Name:
                                                   -----------------------------
                                                Its:
                                                   -----------------------------


                                                ALLOY ACQUISITION SUB, INC.


                                                By: /s/ Gina R. DiGioia
                                                   -----------------------------
                                                Name: Gina R. DiGioia
                                                   -----------------------------
                                                Its: Asst. Secretary
                                                   -----------------------------




AGREED TO AND
ACCEPTED:


LANDLORD:



By: /s/ Martin D. Levine
------------------------
Martin D. Levine



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